Exhibit 99.2

News Release	News Release

Eureka HUNTER AGREES TO ACQUIRE

TRANSTEX GAS SERVICES, LP FOR $58.5 Million

Largest Privately Held Contract Gas Treating Business in U.S.

FOR IMMEDIATE RELEASE – Houston – (Market Wire) – March 22, 2012 – Magnum Hunter Resources Corporation (NYSE: MHR, NYSE Amex: MHR-PrC and MHR-PrD) (“Magnum Hunter” or the “Company”) announced today that Eureka Hunter Holdings, LLC (“Eureka Hunter”) has entered into an Asset Purchase Agreement with TransTex Gas Services, LP (“TransTex”), a privately-held company based in Houston, TX, for the acquisition of substantially all of the assets of TransTex, excluding the assumption of existing indebtedness. The purchase price is $58.5 million, consisting of approximately $46.8 million in cash and $11.7 million in common units of Eureka Hunter. Funding for the cash portion of the acquisition will be provided by the previously announced investment commitment from an affiliate of ArcLight Capital Partners (“ArcLight”). The acquisition is subject to certain conditions and is expected to close on or about April 2, 2012.

TransTex is primarily engaged in the business of treating natural gas, including the leasing of equipment to third parties in need of natural gas treating. TransTex is the largest privately-held contract gas treating company in the United States with treating plants currently deployed in seven states serving approximately 30 different customers. TransTex’s services are offered to a broad range of producers and midstream operators which includes gas treating, processing, dehydration, pressurized NGL storage tanks, H2S scavengers, power generation and well head separation facilities. The TransTex fleet is comprised of 50 amine plants to treat and remove CO2 and H2S from natural gas and an interest in a fleet of hydrocarbon dew point control plants.

TransTex was started in 2006 and presently has a staff of 25 full-time employees, including a complete engineering and fabrication team that designs and fabricates treating plants in a fabrication yard located at Hallettsville, Texas. This facility is in very close proximity to the Eagle Ford Shale drilling activity in southwest Texas where Magnum Hunter is presently active with four drilling rigs operating today. TransTex enjoys a dominant market position in the gas treating business with respect to plants sized less than 60 gallons per million (“GPM”), and offers plants ranging from as small as 5 GPM to as large as 300 GPM.

Members of the TransTex management team, including Greg Sargent, the President and co-founder of TransTex, will join the Company and continue to manage the acquired business subsequent to closing. Mr. Sargent has over 30 years of experience in the natural gas industry with senior roles in engineering, operations and business development. In addition, TransTex’s senior management team includes talented individuals with specific engineering and operational expertise in gas processing. This additional expertise will allow Eureka Hunter to grow its presence in the processing side of the business as it looks to further expand existing operations in Ohio and West Virginia.

The acquisition of TransTex will be immediately accretive to Magnum Hunter and its subsidiaries. TransTex brings an incremental $15.0 million in forecasted 2012 revenues and an estimated EBITDA of approximately $7.5 million for the year. The post transaction enterprise value of Eureka Hunter has now been established at a value of $458.5 million. Magnum Hunter will retain an approximate 72% equity ownership in Eureka Hunter following the closing of TransTex, valuing its remaining interest in Eureka Hunter at approximately $299 million. In addition, Magnum Hunter received a $60 million distribution from the ArcLight initial investment, bringing total retained value to Magnum Hunter of $359 million (approximately $2.71 per equivalent Magnum Hunter common share).

Management Comments

Mr. Gary C. Evans, Chairman of the Board and Chief Executive Officer of Magnum Hunter commented, “The addition of the TransTex’s group of assets and management team to Eureka Hunter is a another step in our overall business plan which makes for a very comprehensive and well rounded midstream services company. Eureka Hunter will now have immediate access and the ability to offer producers skid mounted wellhead treating and field processing plants ideally suited for specific customer needs. In addition, TransTex will broaden its footprint as Eureka Hunter continues to expand its gathering system in the Marcellus Shale of West Virginia and into the Utica Shale in eastern Ohio. We also believe the management team at TransTex will be able to identify additional business opportunities in the gathering and processing business for Eureka Hunter. With the acquisition of TransTex, we are significantly closer to the MLP objective we are ultimately seeking.”

Mr. Greg Sargent, President and co-founder of TransTex, commented, “We are very excited about joining the Eureka Hunter team. We have known Gary and the Magnum Hunter management team for many years and we look forward to continuing our growth in both natural gas treating and processing in conjunction with Eureka Hunter’s gas gathering business as well as Magnum Hunter’s upstream business. This transaction will give us the strong balance sheet we need to take our business to the next level. I believe TransTex and Eureka Hunter will create a very formidable midstream company.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of crude, natural gas and natural gas liquids, primarily in the states of West Virginia, Kentucky, Ohio, Texas, North Dakota and Saskatchewan, Canada. The Company is presently active in three of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale, Eagle Ford Shale and Williston Basin/Bakken Shale.

For more information, please view our website at www.magnumhunterresources.com

Advisors

Mark E. Tharp II acted as exclusive financial advisor to TransTex.

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Eureka Hunter Equity Value - Post TransTex Acquisition ($ in millions)
Total Eureka Hunter Enterprise Value (Post TransTex Acquisition)	$458.5
Less: Eureka Hunter Debt Outstanding (1)	$41.0
Eureka Hunter Equity Value	$417.5
Magnum Hunter Retained Value ($ in millions)
MHR Equity Value in Eureka Hunter (72% of total Eureka Hunter Equity Value)	$299.0
Distribution to MHR from ArcLight initial investment	$60.0
Total Retained Value	$359.0
Value for equivalent share of MHR common share (2)	$2.71
(1) As of March 20, 2012 (2) Based on 132.7 million MHR common shares outstanding Forward-Looking

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including any estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These forward-looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities and our midstream activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. In addition, with respect to any pending acquisitions described herein, forward-looking statements include, but are not limited to, statements regarding the expected timing of the completion of the proposed transactions; the ability to complete the proposed transactions considering the various closing conditions; the benefits of such transactions and their impact on the Company’s business; and any statements of assumptions underlying any of the foregoing. In addition, if and when any proposed transaction is consummated, there will be risks and uncertainties related to the Company’s ability to successfully integrate the operations and employees of the Company and the acquired business. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology.

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following: adverse economic conditions in the United States, Canada and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques; the effects of increased federal and state regulation, including regulation of the environmental aspects, of hydraulic fracturing; the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; regulatory, environmental and land management issues, and demand for gas gathering services, relating to our midstream operations; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity.

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These factors are in addition to the risks described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s 2011 annual report on Form 10-K filed with the Securities and Exchange Commission, which we refer to as the SEC, on February 29, 2012. Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We urge readers to review and consider disclosures we make in our reports that discuss factors germane to our business. See in particular our reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the SEC. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Magnum Hunter Contact:	Gabe Scott
Assistant Vice President - Corporate Development and Assistant Treasurer
ir@magnumhunterresources.com
(832) 203-4539

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